DREYFUS PREMIER CALIFORNIA TAX EXEMPT BOND FUND, INC.
                            Registration No. 811-3757

                                                                  Sub-Item 77I

The Registrant authorized the issuance of Class A, Class B, Class C and Class Z shares, descriptions of which appear in the documents incorporated by reference below:

1. The sections of the Registrant's Prospectus under the headings "Expenses," "Shareholder Guide" and "Services for Fund Investors," and the Registrant's Statement of Additional Information under the headings "Management Arrangements," "How to Buy Shares," "Distribution Plan and Shareholder Services Plans," "How to Redeem Shares" and "Shareholder Services," incorporated by reference to Post-Effective Amendment No. 32 to the Registrant's Registration Statement on Form N-1A, filed on September 29, 2004, effective as of October 31, 2004.

2. The Registrant's Shareholder Services Plan for Class A, Class B and Class C shares, incorporated by reference to Exhibit (h)(i) of Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A, filed on March 5, 2004.

3. The Registrant's Shareholder Services Plan for Class Z shares, incorporated by reference to Exhibit (h)(ii) of Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A, filed on March 5, 2004.

4. The Registrant's Rule 12b-1 Distribution Plan, incorporated by reference to Exhibit (m) of Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A, filed on March 5, 2004.

5. The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A, filed on March 5, 2004.